Exhibit 16.1

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
--------------------------------------------------------------------------------
15 MAIDEN LANE O SUITE 1003 O NEW YORK, NY 10038 O TEL (212) 406-7CPA (7272)
O FAX (212) 513-1930


                                                                  March 28, 2007

Edulink, Inc.
201 Wilshire Blvd
Second Floor
Santa Monica, CA 90401

Gentlemen:

         This is to confirm that the client-auditor relationship between Edulink, Inc. (Commission File No. 000-29953) and Kempisty & Company, Certified Public Accountants, P.C. has ceased.


                                             Yours truly,

                                             /s/ Kempisty & Company

                                             Kempisty & Company
                                            Certified Public Accountants, P.C.


CC: Office of the Chief Accountant -
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549